First Quarter Investor Presentation May 6, 2021

Safe Harbor Disclosure 2  We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward-looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for and availability of residential and small-balance commercial real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to satisfy the real estate investment trust qualification requirements for U.S. federal income tax purposes; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; general volatility of the capital markets and the market price of our shares of common stock; and the degree and nature of our competition.  The forward-looking statements included in this presentation are based on our current beliefs, assumptions and expectations of our future performance. Forward-looking statements are not predictions of future events. Our beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are currently known to us or reasonably expected to occur at this time. If a change in our beliefs, assumptions or expectations occurs, our business, financial condition, liquidity and results of operations may vary materially from the forward-looking statements included in this presentation. Forward-looking statements are subject to risks and uncertainties, including, among other things, those resulting from the pandemic caused by the global novel coronavirus outbreak and those described under Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which can be accessed through the link to our Securities and Exchange Commission ("SEC") filings on our website (www.greatajax.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties and factors that could cause actual results to differ materially from the forward- looking statements included in this presentation may be described from time to time in reports we file with the SEC. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of March 31, 2021.

Business Overview 3  Leverage longstanding relationships to acquire mortgage loans through privately negotiated transactions from a diverse group of customers and in joint venture investments with institutional investors – Acquisitions made in 332 transactions since inception. Six transactions closed in Q1 2021  Use our manager’s proprietary analytics to price each mortgage pool on an asset-by-asset basis – We own 19.8% of our manager – Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas  Our affiliated servicer services the loans asset-by-asset and borrower-by-borrower – We own 8% and hold warrants to purchase up to an additional 12% of our affiliated servicer – Analytics and processes of our manager and servicer enable us to broaden our reach through joint ventures with third-party institutional investors  We use modest mark to market leverage to fund our investments in debt securities and primarily non mark to market leverage to fund our mortgage portfolio  We own a 23% equity interest in Gaea Real Estate Corp., an equity REIT that invests in multifamily and mixed use properties with a focus on property appreciation and triple net lease pet clinics

Highlights – Quarter Ended March 31, 2021 4  Purchased $31.6 million re-performing mortgage loans ("RPLs"), with unpaid principal balance ("UPB") of $36.0 million at 57.2% of property value, $0.4 million of non-performing mortgage loans ("NPLs"), with UPB of $0.7 million at 50.1% of property value, and $3.6 million small-balance commercial loans ("SBCs"), with UPB of $3.6 million at 36.5% of property value, to end the quarter with $1.1 billion in net mortgage loans  Interest income of $24.0 million; net interest income of $13.7 million excluding a net $5.5 million acceleration of purchase discount on loans that paid off during the quarter as actual payoffs exceeded modeled expectations  Net income attributable to common stockholders of $7.0 million  Basic earnings per common share (“EPS”) of $0.30  Book value per common share of $16.18 at March 31, 2021  Taxable income of $0.38 per common share  Collected total cash of $70.2 million from loan payments, sales of real estate owned ("REO") and investments in debt securities and beneficial interests  Completed two securitizations materially reducing our cost of funds, with $175.1 million of AAA, A and BBB rated securities placed at a weighted average coupon of 1.31% in the first transaction and $215.9 million of senior securities placed at a coupon of 2.24% in the second transaction  Held $137.6 million of cash and cash equivalents at March 31, 2021; average daily cash balance for the quarter was $115.2 million  At March 31, 2021, approximately 73.1% of portfolio based on UPB made at least 12 out of the last 12 payments

Portfolio Overview – as of March 31, 2021 5 $1,201.1 MM RPL: $1,156.1 MM NPL: $ 45.0 MM $2.022.6 MM RPL: $1,942.6 MM NPL: $ 71.9 MM REO & Rental2: $ 8.1 MM 1 Includes $137.0 million UPB in joint ventures with third-party institutional investors that are required to be consolidated for GAAP 2 Real estate owned (“REO”) and rental property value is presented at estimated property fair value less expected liquidation costs 96% 4% Unpaid Principal Balance1 RPL NPL 95.8% 3.6% 0.4% Property Value RPL NPL REO

Portfolio Growth 6  RPL UPB includes $22.7 million of SBC loans, which are performing loans. Includes $137.0 million UPB in RPLs included in joint ventures with third-party institutional investors that are required to be consolidated for GAAP  RPL status stays constant based on initial purchase status

Portfolio Growth 7  NPL status stays constant based on initial purchase status

Portfolio Concentrated in Attractive Markets 8 Clusters of loans in attractive, densely populated markets Stable liquidity and home prices Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area REIT, Servicer & Manager Headquarters Property Management Business Management Houston

Portfolio Migration 9  24 for 24: Loans that have made at least 24 of the last 24 payments, or for which the full dollar amount to cover at least 24 payments has been made in the last 24 months  12 for 12: Loans that have made at least 12 of the last 12 payments, or for which the full dollar amount to cover at least 12 payments has been made in the last 12 months  7 for 7: Loans that have made at least 7 of the last 7 payments, or for which the full dollar amount to cover at least 7 payments has been made in the last 7 months  NPL: <1 full payment in the last three months

Subsequent Events 10 1 While these acquisitions are expected to close, there can be no assurance that these acquisitions will close or that the terms thereof may not change 2 Some of the acquisitions may close through joint ventures with third-party institutional accredited investors  Acquisitions Under Contract1,2  RPL  UPB: $ $804.5 MM  Collateral Value: $1,448.7MM  Price/UPB: 97.4%  Price/Collateral Value: 54.1%  4845 loans in 8 transactions  NPL  UPB: $91.5MM  Collateral Value: $135.9MM  Price/UPB: 100.0%  Price/Collateral Value: 67.3%  141 loans in 3 transactions  On April 7, 2021, we co-invested with third-party institutional investors to form Ajax Mortgage Loan Trust 2021-C which acquired 1,290 RPLs and NPLs with UPB of $259.6 million and an aggregate property value of $483.1 million. We retained 5.01% of the class A securities which represent 75% of the UPB of the underlying mortgage loans and carry a 2.115% coupon. We also acquired 31.9% of Class B securities and trust certificates of the Trust  In April 2021, we completed two repurchases of our convertible senior notes for an aggregate principal amount of $5.0 million and a total purchase price of $5.0 million.  A dividend of $0.19 per share, to be paid on May 31, 2021 to common stockholders of record as of May 20, 2021

Financial Metrics – Excluding consolidation of the portion of securitizations owned by third-party institutional investors* 11 *The Company believes these financial metrics provide investors with useful supplemental information relating to the Company’s results of operation and financial performance. These adjusted financial metrics are non-GAAP financial measures and should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP as reflected on other slides in this presentation. The following slide provides a reconciliation of these financial metrics to the most comparable GAAP measure.

Financial Metrics - Reconciliation of GAAP consolidated financial metrics to non-GAAP financial metrics excluding the portion of securitizations owned by third-party institutional investors 12 1Includes the impact of the credit loss expense 2Interest income on debt securities is net of servicing fee 3Includes the impact of the reversal of/(increase in) provision for credit losses on mortgage loans and beneficial interests 4Excludes the impact of consolidating trusts and convertible debt 5Excludes the impact of consolidating trusts

Securities and Loan Repurchase Agreement Funding 13

Consolidated Statements of Income 14

Consolidated Balance Sheets 15

Consolidated Balance Sheets Footnotes 16 1. Mortgage loans held-for-investment, net include $859.3 million and $842.2 million of loans at March 31, 2021 and December 31, 2020, respectively, transferred to securitization trusts that are variable interest entities (“VIEs”); these loans can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). 2. As of March 31, 2021, balances for Mortgage loans held-for-investment, net and Secured borrowings, net of deferred costs includes zero from a 50% owned joint venture. As of December 31, 2020, balances for Mortgage loans held-for-investment, net includes $307.1 million and Secured borrowings, net of deferred costs includes $250.6 million from 50.0% and 63.0% owned joint ventures, all of which we consolidate under U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). 3. Mortgage loans held-for-sale, net includes $131.7 million and zero of loans at March 31, 2021 and December 31, 2020, respectively, transferred to securitization trusts that are VIEs; these loans can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. 4. As of March 31, 2021, balances for Mortgage loans held-for-sale, net includes $131.7 million and Secured borrowings, net of deferred costs includes $97.3 million from a 50% owned joint venture. As of December 31, 2020, balances for Mortgage loans held-for-sale, net and Secured borrowings, net of deferred costs include zero from 50.0% and 63.0% owned joint ventures. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). 5. Real estate owned properties, net, includes valuation allowances of $1.3 million and $1.4 million at March 31, 2021 and December 31, 2020, respectively. 6. As of March 31, 2021 and December 31, 2020 Investments in securities at fair value include amortized cost basis of $263.0 million and $273.4 million, respectively, and net unrealized gains of $1.7 million and $0.4 million, respectively. 7. Investments in beneficial interests includes allowance for credit losses of $5.5 million and $4.5 million at March 31, 2021 and December 31, 2020, respectively. 8. Secured borrowings and Convertible senior notes, net are presented net of deferred issuance costs. 9. $25.00 liquidation preference per share, 2,307,400 shares issued and outstanding at March 31, 2021 and December 31, 2020. 10. $25.00 liquidation preference per share, 2,892,600 shares issued and outstanding at March 31, 2021 and December 31, 2020. 11. 125,000,000 shares authorized, 22,988,847 shares issued and outstanding at March 31, 2021 and 22,978,339 shares issued and outstanding at December 31, 2020. 12. As of March 31, 2021 non-controlling interests includes $20.8 million from a 50% owned joint venture, $1.4 million from a 53.1% owned subsidiary and $0.2 million from a 99.9% owned subsidiary. As of December 31, 2020 non-controlling interests includes $27.4 million from the 50.0% and 63.0% owned joint ventures, $1.5 million from a 53.1% owned subsidiary and $0.2 million from a 99.9% owned subsidiary which we consolidates under U.S. GAAP.

Fair Value Balance Sheet1 17 1Fair Value explanations are included in Table 8 of the Management’s Discussion and Analysis section of the Company’s Form 10-Q for the quarter ended March 31, 2021. 2Information is unaudited as of March 31, 2021. 3Our mortgage loans held for sale are held in a consolidated joint venture which is 50% owned by an accredited institutional investor. The effect of any eventual sale on consolidated net income available to common stockholders would be substantially less than the indicated fair value adjustment on the loans. 4Equity from conversion of convertible notes has been removed as of March 31, 2021 due to it having an anti-dilutive effect on our earnings per share calculation.